EXHIBIT 10

               FIRST AMENDMENT TO CREDIT AGREEMENT

     THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "First
Amendment") is dated as of the 20th day of April, 2001 among
AIRBORNE, INC. (the "Borrower"), WACHOVIA BANK, N.A., as
Administrative Agent (the "Administrative Agent") and the Lenders
(the "Lenders") party to the Credit Agreement (defined below);

                      W I T N E S S E T H :

     WHEREAS, the Borrower, the Administrative Agent and the
Lenders are parties to that certain Credit Agreement, dated as of
July 27, 2000 (the "Credit Agreement");

     WHEREAS, the Borrower has requested and the Administrative
Agent and the Lenders have agreed to certain amendments to the
Credit Agreement, subject to the terms and conditions hereof;

     NOW, THEREFORE, for and in consideration of the above
premises and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged by the parties hereto, the Borrower, the Administrative Agent and the Lenders
hereby covenant and agree as follows:

1.   Definitions.  Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit
     Agreement.  Each reference to "hereof", "hereunder", "herein" and
     "hereby" and each other similar reference and each reference to
     "this Agreement" and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.

2.   Amendments.
     (a)  The following new definitions are hereby added to Section
          1.01 of the Credit Agreement in alphabetical order:

          "Collateral Documents" has the meaning set forth in
     Section 5.24(a).

          "Dollar Equivalent" means the Dollar equivalent of the
     amount of a Letter of Credit denominated in a foreign
     currency acceptable to the Foreign LC Issuer, determined by the Administrative Agent on the basis of its spot rate for the purchase of the appropriate foreign currency with
     Dollars.

          "Excluded Aircraft Financings and Sale/Leasebacks"
     means the secured financing and sale and leaseback of
     aircraft of the Borrower and its Subsidiaries, provided that
     (i) no more than 7 aircraft of the Borrower and its
     Subsidiaries may be so used as collateral security or sold and leased back, and (ii) the dollar amount of such
     financings and consideration (cash and non-cash) paid for
     such sales shall not exceed $160,000,000 in the aggregate.

          "Foreign LC Issuer" means each of ABN-Amro Bank N.V.
     and Bank of America, N.A.

          "Issuers" means (i) the Administrative Agent and the
     Foreign LC Issuers as issuers of new Letters of Credit under clause (ii) of the definition of "Letter of Credit", and
     (ii) each issuer of Letters of Credit outstanding on the
     date of this Agreement and listed on Schedule 1.01; "Issuer"
     means each of them, as the context requires.

          "Letter of Credit" means (i) each letter of credit
     listed on Schedule 1.01 and (ii) each commercial letter of credit issued by the Administrative Agent for the account of the Borrower pursuant to Article X.

          "Letter of Credit Fee" has the meaning set forth in
     Section 10.08.

          "Letter of Credit Notice" has the meaning set forth in
     Section 10.04(b).

          "Letter of Credit Obligations" means, at any particular
     time, the sum of (a) the Reimbursement Obligations at such time, (b) the aggregate maximum amount available for drawing under the Letters of Credit at such time and (c) the
     aggregate maximum amount available for drawing under Letters of Credit the issuance of which has been authorized by the
     Administrative Agent but which have not yet been issued.

          "Letter of Credit Application Agreement" shall mean,
     with respect to a Letter of Credit, such form of application therefor (whether in a single or several documents) as the
     Administrative Agent may employ in the ordinary course of
     business for its own account, whether or not providing for collateral security, with such modifications thereto as may be agreed upon by the Administrative Agent and the Borrower and are not materially adverse to the interests of the
     Lenders; provided, however, that in the event of any
     conflict between the terms of any Letter of Credit
     Application Agreement and this Agreement, the terms of this
     Agreement shall control.

          "Net Cash Proceeds" shall mean, in each case as set
     forth in a statement in reasonable detail delivered by the
     Borrower to the Administrative Agent:

(i)  with respect to the disposition of assets (excluding any
Excluded Aircraft Financings and Sale/Leasebacks) by the Borrower
or any Subsidiary, the excess, if any, of (1) the cash proceeds received in connection with such disposition over (2) the sum of
(A) the principal amount of any Debt (other than the Loans) which is secured by such asset and which is required to be repaid in connection with the disposition thereof, plus (B) the reasonable out-of-pocket expenses incurred by the Borrower or any
Subsidiary, as the case may be, in connection with such
disposition, plus(C) so long as no Event of Default is in
existence, provision for taxes, including income taxes,
attributable to the disposition of such asset;

(ii) with respect to any cash proceeds received by any Borrower or a Subsidiary in respect of the issuance of any Capital Stock or Redeemable Preferred Stock or the incurrence of any Debt for money borrowed (except Debt secured by Purchase Money Liens), all such cash proceeds, after deducting therefrom all reasonable and customary costs and expenses incurred by such Borrower or
Subsidiary directly in connection with the issuance of such
Capital Stock or Redeemable Preferred Stock or the incurrence of such Debt for money borrowed; or
(iii)     with respect to any condemnation awards or insurance
proceeds allocable to any assets of the Borrower or any
Subsidiary, means the gross proceeds from any casualty or
condemnation remaining after payment of all expenses (including attorneys' fees) incurred in the collection of such gross
proceeds.
          "Noteholders" means the holders of the 1992 & 1995
     Notes.

          "1992 & 1995 Notes" means, collectively, the
     debentures, notes, instruments and other evidences of Debt issued pursuant to the Indenture issued by Airborne Freight
     Corporation dated on or about December 15, 1992.

          "Purchase Money Liens" means Liens permitted under
     Section 5.17(b), (c), (d) and (e).

          "Reimbursement Obligations" means the reimbursement or
     repayment obligations of the Borrower to the relevant Issuer pursuant to Section 10.05 with respect to Letters of Credit.

     (b)  The following definitions contained in Section 1.01 of the
          Credit Agreement are hereby amended and restated in their
          entirety as follows:

          "Borrowing" means a borrowing hereunder consisting of
     Loans made to the Borrower (i) at the same time by all of
     the Lenders, in the case of a Syndicated Borrowing, or (ii)
     by Wachovia, in the case of Swing Loans.  A Borrowing is a
     "Syndicated Borrowing" if such Loans are made pursuant to
     Section 2.01(a).  A Borrowing is a "Base Rate Borrowing" if
     such Loans are Base Rate Loans or a "Euro-Dollar Borrowing"
     if such Loans are Euro-Dollar Loans.  A Borrowing is a
     "Swing Loan Borrowing" if such Loan is made pursuant to
     Section 2.01(b).

          "Loan" means a Base Rate Loan, Euro-Dollar Loan,
     Syndicated Loan, or Swing Loan, and "Loans" means Base Rate
     Loans, Euro-Dollar Loans, Syndicated Loans, or Swing Loans,
     or any or all of them, as the context shall require.

          "Loan Documents" means this Agreement, the Notes, the
     Subsidiary Guaranties, the Collateral Documents, the
     Contribution Agreement, any other document evidencing,
     relating to or securing the Loans or the Letter of Credit
     Obligations, and any other document or instrument delivered from time to time in connection with this Agreement, the
     Notes, the Subsidiary Guaranties, the Collateral Documents,
     the Contribution Agreement or the Loans or the Letter of
     Credit Obligations, as such documents and instruments may be amended or supplemented from time to time.

          "Notes" means each of the Syndicated Loan Notes, or
     Swing Loan Note, or any or all of them, as the context shall require.

          "Required Lenders" means at any time Lenders having at
     least 51% of the aggregate amount of the Commitments or, if the Commitments are no longer in effect, Lenders holding at least 51% of the aggregate outstanding principal amount of the sum of the (i) Syndicated Loans, and (ii) the Letter of
     Credit Obligations.

          "Swing Loan" means a Loan made by Wachovia pursuant to
     Section 2.01(b), which must be a Base Rate Loan.

          "Swing Loan Note" means the promissory note of the
     Borrower, substantially in the form of Exhibit A-3,
     evidencing the obligation of the Borrower to repay the Swing
     Loans, together with all amendments, consolidations,
     modifications, renewals, and supplements thereto.

          "Unused Commitment" means at any date, with respect to
     any Lender, an amount equal to (x) its Commitment less (y)
     the aggregate outstanding principal amount of its Syndicated
     Loans and the Swing Loans and the Letter of Credit
     Obligations.

     (c)  Section 2.01 of the Credit Agreement hereby is amended and restated in its entirety as follows:

               SECTION 2.01. Commitments to Lend Syndicated
               Loans; Swing Loans.

          (a)  Each Lender severally agrees, on the terms and conditions set forth herein, to make Syndicated Loans to the Borrower from time to time before the Termination Date; provided that,

               (i)  immediately after each such Syndicated Loan is made, the aggregate outstanding principal amount of Syndicated Loans by such Lender shall not exceed the amount of its Commitment, and

(ii) the aggregate outstanding principal amount of all Syndicated
Loans, Swing Loans and Letter of Credit Obligations shall not exceed the aggregate amount of the Commitments.
          Each Syndicated Borrowing under this Section shall be
     in an aggregate principal amount of (i) as to Base Rate
     Loans, $1,000,000 or any larger integral multiple of
     $500,000, and (ii) as to Euro-Dollar Loans, $5,000,000 or
     any larger integral multiple of $1,000,000 (except that in either case any such Syndicated Borrowing may be in the
     aggregate amount of the Unused Commitments) and shall be
     made from the several Lenders ratably in proportion to their respective Commitments.  Within the foregoing limits, the
     Borrower may borrow under this Section, repay or, to the
     extent permitted by Section 2.09, prepay Syndicated Loans
     and reborrow under this Section at any time before the
     Termination Date.

          (b)  Swing Loans.  In addition to the foregoing, Wachovia shall from time to time, upon the request of the Borrower, if the applicable conditions precedent in Article III have been
               satisfied, make Swing Loans to the Borrower in an aggregate principal amount at any time outstanding not exceeding
               $15,000,000; provided that, immediately after such Swing Loan is made, the conditions set forth in clauses (i) and (ii) of
               Section 2.01(a) shall have been satisfied.  Each Swing Loan
               Borrowing under this Section 2.01(b) shall be in an aggregate principal amount of $1,000,000 or any larger multiple of
               $500,000.  Within the foregoing limits, the Borrower may borrow under this Section 2.01(b), prepay and reborrow under this
               Section 2.01(b) at any time before the Termination Date.  Swing
               Loans shall not be considered a utilization of the Commitment of
               Wachovia or any other Lender hereunder.  All Swing Loans shall be made as Base Rate Loans.  At any time, upon the request of
               Wachovia, each Lender (other than Wachovia which shall retain its ratable share) shall, on the third Domestic Business Day after such request is made, purchase a participating interest in Swing
               Loans in an amount equal to its ratable share (based upon its respective Commitment) of such Swing Loans.  On such third
               Domestic Business Day, each Lender will immediately transfer to
               Wachovia, in immediately available funds, the amount of its participation.  Whenever, at any time after Wachovia has received from any such Lender its participating interest in a Swing Loan, the Administrative Agent receives any payment on account thereof, the Administrative Agent will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Administrative Agent is required to be returned, such Lender will return to the Administrative Agent any portion thereof previously distributed by the Administrative
               Agent to it.  Each Lender's obligation to purchase such
               participating interests shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation:  (i) any set-off, counterclaim, recoupment, defense or other right which such Lender or any other Person may have against Wachovia requesting such purchase or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a
               Default or an Event of Default or the termination of the
               Commitments; (iii) any adverse change in the condition (financial or otherwise) of the Borrower, the Parent or any other Person;
               (iv) any breach of this Agreement by the Borrower or any other
               Lender; or (v) any other circumstance, happening or event
               whatsoever, whether or not similar to any of the foregoing.

     (d)  Section 2.02 of the Credit Agreement hereby is amended and restated in its entirety as follows:

               SECTION 2.02. Method of Borrowing Loans.

          (a)  The Borrower shall give the Administrative Agent notice (a
               "Notice of Borrowing"), which shall be substantially in the form of Exhibit E-1, prior to (i) 2:00 P.M. (Atlanta, Georgia time) on the same Domestic Business Day of each Swing Loan Borrowing, (ii)
               12:00 noon (Atlanta, Georgia time) on the same Domestic Business
               Day of each Syndicated Loan which is a Base Rate Borrowing, and
               (iii) 12:00 noon (Atlanta, Georgia time) at least 3 Euro-Dollar
               Business Days before each Euro-Dollar Borrowing, specifying:

               (i)  the date of such Borrowing, which shall be a Domestic
                    Business Day in the case of a Base Rate Borrowing or a Euro-
                    Dollar Business Day in the case of a Euro-Dollar Borrowing,

(ii) the aggregate amount of such Borrowing,
(iii)     whether the Loans comprising such Borrowing are to be
Base Rate Loans or Euro-Dollar Loans or Swing Loans, and
(iv) in the case of a Euro-Dollar Borrowing, the duration of the
Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.
          (b)  Upon receipt of a Notice of Borrowing, the Administrative
               Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share of such Syndicated Borrowing and such Notice of Borrowing, once received by the Administrative
               Agent, shall not thereafter be revocable by the Borrower.

(c)  Not later than 2:00 P.M. (Atlanta, Georgia time) on the date of each Syndicated Borrowing, each Lender shall (except as
provided in paragraph (d) of this Section) make available its ratable share of such Syndicated Borrowing, in Federal or other funds immediately available in Atlanta, Georgia, to the
Administrative Agent at its address determined pursuant to
Section 9.01.  Unless the Administrative Agent determines that any applicable condition specified in Article III has not been satisfied, the Administrative Agent will make the funds so
received from the Lenders available to the Borrower at the
Administrative Agent's aforesaid address.  Unless the
Administrative Agent receives notice from a Lender, at the
Administrative Agent's address referred to in or specified
pursuant to Section 9.01, no later than 4:00 P.M. (local time at such address) on the Domestic Business Day before the date of a
Syndicated Borrowing stating that such Lender will not make a
Syndicated Loan in connection with such Syndicated Borrowing, the
Administrative Agent shall be entitled to assume that such Lender will make a Syndicated Loan in connection with such Syndicated
Borrowing and, in reliance on such assumption, the Administrative
Agent may (but shall not be obligated to) make available such
Lender's ratable share of such Syndicated Borrowing to the
Borrower for the account of such Lender.  If the Administrative
Agent makes such Lender's ratable share available to the Borrower and such Lender does not in fact make its ratable share of such
Syndicated Borrowing available on such date, the Administrative
Agent shall be entitled to recover such Lender's ratable share from either (but not both) (x) such Lender, together with
interest thereon for each day during the period from the date of such Syndicated Borrowing until such sum shall be paid in full at a rate per annum equal to the overnight Federal funds to cover such amount for each such day during such period, or (y) the
Borrower (and for such purpose shall be entitled, after notice to the Borrower, to charge such amount to any account of the
Borrower maintained with the Administrative Agent), together with interest thereon for each day during the period from the date of such Syndicated Borrowing until such sum shall be paid in full at a rate per annum equal to the Base Rate or Adjusted LIBO Rate, whichever is in effect for such Loan, plus the Applicable Margin;
provided that (i) any such payment by the Borrower of such
Lender's ratable share and interest thereon shall be without prejudice to any rights that the Borrower may have against such
Lender and (ii) until such Lender has paid its ratable share of such Syndicated Borrowing, together with interest pursuant to the foregoing, it will have no interest in or rights with respect to such Syndicated Borrowing for any purpose hereunder.  If the
Administrative Agent does not exercise its option to advance funds for the account of such Lender, it shall forthwith notify the Borrower of such decision.  Unless the Administrative Agent determines that any applicable condition specified in Article III has not been satisfied, Wachovia will make available to the
Borrower at Wachovia's Lending Office the amount of any such
Borrowing which is a Swing Loan Borrowing.
(d)  If any Lender makes a new Syndicated Loan hereunder on a day on which the Borrower is to repay all or any part of an
outstanding Syndicated Loan from such Lender, such Lender shall apply the proceeds of its new Syndicated Loan to make such
repayment as a Refunding Loan and only an amount equal to the difference (if any) between the amount being borrowed and the amount of such Refunding Loan shall be made available by such
Lender to the Administrative Agent as provided in paragraph (c)
of this Section, or remitted by the Borrower to the
Administrative Agent as provided in Section 2.13, as the case may
be.
(e)  Notwithstanding anything to the contrary contained in this
Agreement, no Fixed Rate Borrowing may be made if there shall have occurred a Default or an Event of Default, which Default or
Event of Default shall not have been cured or waived, and all
Refunding Loans shall be made as Base Rate Loans (but shall bear interest at the Default Rate, if applicable).
(f)  In the event that a Notice of Borrowing fails to specify whether the Syndicated Loans comprising such Syndicated Borrowing are to be Base Rate Loans or Euro-Dollar Loans, such Syndicated
Loans shall be made as Base Rate Loans.  If the Borrower is
otherwise entitled under this Agreement to repay any Syndicated
Loans maturing at the end of an Interest Period applicable
thereto with the proceeds of a new Borrowing, and the Borrower fails to repay such Syndicated Loans using its own moneys and fails to give a Notice of Borrowing in connection with such new
Syndicated Borrowing, a new Syndicated Borrowing shall be deemed to be made on the date such Syndicated Loans mature in an amount equal to the principal amount of the Syndicated Loans so
maturing, and the Syndicated Loans comprising such new Syndicated
Borrowing shall be Base Rate Loans.
(g)  Notwithstanding anything to the contrary contained herein, there shall not be more than 12 Interest Periods outstanding at any given time.
     (e)  Section 2.05(a) of the Credit Agreement hereby is amended and restated in its entirety as follows:

          (a)  The Syndicated Loans of each Lender shall be evidenced by a single Syndicated Loan Note payable to the order of such Lender for the account of its Lending Office in an amount equal to the original principal amount of such Lender's Commitment.  The Swing
               Loans shall be evidenced by a single Swing Loan Note payable to the order of Wachovia in the original principal amount of
               $15,000,000.

     (f)  Section 2.07(a) of the Credit Agreement hereby is amended and restated in its entirety as follows:

          (a)  "Applicable Margin" means either (i) 1.500% for Base Rate
               Loans, or (ii) 2.125% for Euro-Dollar Loans.

     (g)  Section 2.08(a) of the Credit Agreement hereby is amended and restated in its entirety as follows:

          (a)  The Borrower shall pay to the Administrative Agent for the ratable account of each Lender a facility fee (the "Facility
               Fee") on the maximum amount of the aggregate Commitments in effect for any relevant period, irrespective of usage, calculated at a rate per annum equal to 0.375%.  The Facility Fee shall accrue at all times from and including the Closing Date to but excluding the Termination Date and shall be payable, in arrears, on each Quarterly Payment Date and on the Termination Date.

     (h)  Section 2.12 of the Credit Agreement hereby is amended and restated in its entirety as follows:

               SECTION 2.12. Mandatory Prepayments.

          (a)  On each date on which the conditions set forth in clauses
               (i) or (ii) of Section 2.01 are not satisfied (including, without limitation, by reason of the reduction of the Commitments
               pursuant to Section 2.09), the Borrower shall repay or prepay such principal amount of the outstanding Loans, if any (together with interest accrued thereon and any amount due under Section
               8.05(a)), as may be necessary so that after such payment the aggregate unpaid principal amount of the Loans does not exceed the aggregate amount of the Commitments as then reduced. Each such payment or prepayment shall be applied ratably to the Loans of the Lenders outstanding on the date of payment or prepayment in the following order of priority:(i) first, to Swing Loans;
               (ii) second, to Base Rate Loans; and (iii) third, to Euro-Dollar
               Loans.

(b)  Contemporaneously upon receipt of Net Cash Proceeds, the
Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders, an amount equal to: (i) the sum of (x)
100% of Net Cash Proceeds in excess of $1,000,000 in the
aggregate in any Fiscal Year from the disposition of assets
(other than equipment and current assets) described in clause (i)
of the definition of "Net Cash Proceeds" plus (y) 100% of the Net
Cash Proceeds in excess of $5,000,000 in the aggregate, and
$500,000 for any single disposition, in any Fiscal Year from the disposition of equipment described in clause (i) of the
definition of "Net Cash Proceeds", to the extent such Net Cash
Proceeds are not used to replace such disposed equipment with new equipment within 365 days after such disposition; (ii) 100% of the Net Cash Proceeds from the issuance of Capital Stock,
Redeemable Preferred Stock or Debt (other than the Loans)
described in clause (ii) of the definition of "Net Cash
Proceeds", and (iii) 100% of the Net Cash Proceeds from any
casualty or condemnation described in clause (iii) of the
definition of "Net Cash Proceeds," to the extent either (A) an
Event of Default is in existence, or (B) such Net Cash Proceeds are not used to repair or replace such damaged or condemned
assets within 365 days after such disposition.  Such prepayment shall be accompanied by a detailed calculation showing all
deductions from gross proceeds in order to arrive at Net Cash
Proceeds, as well as amounts used or reserved for the purchase of replacement equipment, if applicable. Nothing contained in this clause (b) shall be deemed to be or construed to be consent by the Administrative Agent or any Lender to sale of any assets or issuance of any Capital Stock, Redeemable Preferred Stock or Debt
otherwise prohibited by this Agreement.
     (i)  Section 2.13(a) of the Credit Agreement hereby is amended and restated in its entirety as follows:

          (a)  The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder,  without any setoff, counterclaim or any deduction whatsoever, not later than
               11:00 A.M. (Atlanta, Georgia time) on the date when due, in
               Federal or other funds  immediately available in Atlanta,
               Georgia, to the Administrative Agent at its address referred to in Section 9.01.  The Administrative Agent will promptly
               distribute to Wachovia each such payment received on account of
               Swing Loans and to each Lender its ratable share of each such payment received by the Administrative Agent for the account of the Lenders.

     (j)  Section 3.02 of the Credit Agreement hereby is amended and restated in its entirety as follows:

          SECTION 3.02. Conditions to All Borrowings.

          The obligation of each Lender to make a Syndicated Loan
     on the occasion of each Borrowing or of Wachovia to make a
     Swing Loan, or of the Administrative Agent to issue any
     Letter of Credit is subject to the satisfaction of the
     following conditions:

          (a)  receipt by the Administrative Agent of a Notice of
               Borrowing.

(b)  the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;
(c)  the fact that the representations and warranties of the
Borrower contained in Article IV of this Agreement shall be true on and as of the date of such Borrowing (except to the extent any such representation or warranty is expressly made as of a prior date); and
(d)  the fact that, immediately after such Borrowing, the
conditions set forth in clauses (i) and (ii) of Section 2.01(a)
shall have been satisfied.
          Each Syndicated Borrowing, each Swing Loan Borrowing,
     and each Notice of Continuation or Conversion hereunder
     shall be deemed to be a representation and warranty by the
     Borrower on the date of such Borrowing as to the truth and accuracy of the facts specified in paragraphs (b), (c) and
     (d) of this Section; provided, that if such Borrowing is a
     Syndicated Borrowing which consists solely of a Refunding
     Loan then, (i) if such Borrowing is a Euro-Dollar Borrowing or such Notice of Continuation or Conversion is to a Euro-
     Dollar Loan, such Borrowing or Notice of Continuation or
     Conversion shall be deemed to be such a representation and warranty by the Borrower only as to the matters set forth in paragraphs (b) and (d) above, and (ii) if such Borrowing is a Base Rate borrowing, or such Notice of Continuation or
     Conversions is to a Base Rate Loan, such Borrowing or Notice of Continuation or Conversion shall be deemed to be a
     representation and warranty by the Borrower only as to the matters set forth in paragraph (d) above.

     (k)  Section 5.05 of the Credit Agreement hereby is amended and restated in its entirety as follows:

          SECTION 5.05. Consolidations, Mergers and Sales of
     Assets.

          (a)  The Borrower will not, nor will it permit any
     Subsidiary to, consolidate or merge with or into any other
     Person, provided that (a) the Borrower may merge with
     another Person if (i) such Person was organized under the
     laws of the United States of America or one of its states,
     (ii) the Borrower is the corporation surviving such merger and (iii) immediately after giving effect to such merger, no
     Default shall have occurred and be continuing, and (b)
     Subsidiaries of the Borrower may merge with one another.

          (b)  The Borrower will not, nor will it permit any
     Subsidiary to, sell, lease or otherwise transfer any assets to, any other Person, or discontinue or eliminate any
     business line or segment, provided that the foregoing
     limitation on the sale, lease or other transfer of assets
     and on the discontinuation or elimination of a business line or segment shall not prohibit (1) the sale of Receivables
     pursuant to the Receivables Securitization Program, or (2)
     the transfer from AFC to Holding Company or any Material
     Subsidiary of the capital stock of any Subsidiary, or (3)
     sale and leasebacks described in the definition of "Excluded
     Aircraft Financings and Sale/Leasebacks, or (4) so long as no Event of Default is in existence, the sale, lease or
     other transfer of assets not exceeding $5,000,000 in book
     value in the aggregate, or (5) upon the prior written
     consent of the Required Lenders, which consent shall not be unreasonably withheld or delayed, so long as no Event of
     Default is in existence, the sale, lease or other transfer of assets owned by Subsidiaries and located at places of
     business outside of the United States not exceeding
     $10,000,000 in book value in the aggregate.

     (l)  Section 5.17(m) of the Credit Agreement hereby is amended and restated in its entirety as follows:

          (m) Liens incurred in connection with the Excluded
     Aircraft Financings and Sale/Leasebacks.

     (m)  Section 5.19 of the Credit Agreement hereby is amended and restated in its entirety as follows:

          SECTION 5.19. Fixed Charges Coverage.

          At the end of each Fiscal Quarter, the ratio of Income
     Available for Fixed Charges to Consolidated Fixed Charges
     for the Fiscal Quarter just ended and the immediately
     preceding 3 Fiscal Quarters shall at all times be greater
     than (i) 2.25 to 1.0 for the Fiscal Quarter ending March 31,
     2001, and (ii) 2.75 to 1.0 for each Fiscal Quarter
     thereafter.

     (n)  Section 5.21 of the Credit Agreement hereby is amended and restated in its entirety as follows:

          SECTION 5.21. Limitations on Additional Debt.

          Neither the Borrower nor any Subsidiary shall issue any
     Debt other than (i) Debt under this Agreement, (ii) Debt as a part of the Excluded Aircraft Financings and
     Sale/Leasebacks, and (iii) Debt securing Purchase Money
     Liens.

     (o)  Section 5.24 of the Credit Agreement hereby is amended and restated in its entirety as follows:

               SECTION 5.24. Collateral Security; New Material
          Subsidiaries.

               (a)  The Borrower agrees on or before May 31,
          2001, to, and shall cause its Subsidiaries to, (a)
          execute and deliver in favor of the Administrative
          Agent, for the ratable benefit of all the Lenders, and
          the Noteholders, securing the payment of the Loans, the
          Letter of Credit Obligations and all other amounts
          owing to the Administrative Agent and the Lenders under
          this Agreement or any of the other Loan Documents, and
          the Noteholders under the 1992 & 1995 Notes, security
          agreements, mortgages and other collateral documents
          (collectively, the "Collateral Documents") whereby the
          Borrower and its Subsidiaries grant the Administrative
          Agent, for the ratable benefit of all the Lenders and
          the Noteholders, a first priority and only security
          interest (subject to customary permitted encumbrances)
          in and to the Borrower's and its Subsidiaries real and
          personal property sufficient, in the Agent's sole
          discretion, to fully collateralize the Debt outstanding
          under the Loans, the Letter of Credit Obligations and
          the 1992 & 1995 Notes, along with UCC financing
          statements, landlord waivers, surveys, title insurance,
          and other customary items reasonably requested by the
          Administrative Agent in connection therewith (the
          Borrower agreeing to reimburse the Administrative Agent
          for any recording fees, taxes, title premiums, and
          other expenses incurred in connection with the
          perfection of the Administrative Agent's security
          interest and lien (for the ratable benefit of all the
          Lenders and the Noteholders) in the foregoing); (b)
          deliver a favorable opinion of counsel for the Borrower
          and its Subsidiaries, substantially in the form of
          Exhibit C to the Credit Agreement, which opinion shall
          include, without limitation, opinions as to the
          perfection of the security interests and liens created
          by such Collateral Documents; and such other items
          described in clauses (e) and (f) of Section 3.01; and
          (c) take such further actions as the Administrative
          Agent shall reasonably request in connection with the
          foregoing. Time shall be of the essence with respect to
          the provisions of this Section.

               (b)  The Borrower shall cause all Subsidiaries
          which become Material Subsidiaries (whether at the time
          of or after creation or acquisition of such
          Subsidiaries) to execute and deliver to the
          Administrative Agent Subsidiary Guaranties and
          Collateral Documents within 10 Business Days of such
          Subsidiaries becoming Material Subsidiaries, along with
          an opinion of counsel and secretaries' certificates
          with respect to such Subsidiary Guaranties and
          Collateral Documents in the forms and as described in
          clause (a) immediately preceding, and a joinder
          agreement satisfactory to the Administrative Agent
          whereby such Material Subsidiaries become parties to
          the Contribution Agreement as Contributing Parties. If
          at any time the Subsidiaries that have complied with
          the first sentence of this Section 5.24 fail to have
          either (a) assets which constitute at least 85% of the
          Consolidated Total Tangible Assets, or (b) contributed
          at least 85% of Consolidated Operating Income for the
          most recent Fiscal Quarter, then, in the event of such
          failure, the Borrower shall cause any existing Non-
          Material Subsidiaries to comply with this Section 5.24
          to the extent necessary to remedy such failure within
          10 Business Days of its occurrence.

     (p)  Section 9.05(a) of the Credit Agreement hereby is amended and restated in its entirety as follows:

          (a)  The Borrower hereby grants to the Administrative Agent and each Lender (and to Wachovia as to the Swing Loan) a lien for all indebtedness and obligations owing to them from the Borrower upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to the Administrative
               Agent or any such Lender or otherwise in the possession or control of the Administrative Agent or any such Lender for any purpose for the account or benefit of the Borrower and including any balance of any deposit account or of any credit of the
               Borrower with the Administrative Agent or any such Lender, whether now existing or hereafter established hereby authorizing the Administrative Agent and each Lender at any time or times with or without prior notice to apply such balances or any part thereof to such of the indebtedness and obligations owing by the
               Borrower to the Lenders and/or the Administrative Agent then past due and in such amounts as they may elect, and whether or not the collateral, if any, or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed
               adequate.  For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of the
               Administrative Agent or any such Lender as soon as the same may be put in transit to it by mail or carrier or by other bailee.

     (q)  A new Article X hereby is added to the amended to the Credit
          Agreement as follows:

                            ARTICLE X

                    LETTER OF CREDIT FACILITY

          SECTION 10.01. Obligation to Issue.

          Subject to the terms and conditions of this Agreement,
     and in reliance upon the representations and warranties of the Borrower herein set forth, the Administrative Agent
     shall issue for the account of Borrower, one or more Letters of Credit denominated in Dollars, and the Foreign LC Issuer shall issue for the account of the Borrower, one or more
     Letters of Credit denominated in foreign currencies
     acceptable in all respects to the Foreign LC Issuer, in
     accordance with this Article X, from time to time during the period commencing on the Closing Date and ending on the
     Domestic Business Day prior to the Termination Date.

          SECTION 10.02. Types and Amounts.

          Neither the Administrative Agent nor the Foreign LC
     Issuer shall have any obligation to issue any Letter of
     Credit at any time:

          (a)  if the aggregate maximum amount then available for drawing under Letters of Credit, after giving effect to the issuance of the requested Letter of Credit, shall exceed any limit imposed by law or regulation upon such Issuer; or

(b)  if, after giving effect to the issuance of the requested
Letter of Credit, (i) the aggregate Letter of Credit Obligations denominated in Dollars would exceed $115,000,000, (ii) the
aggregate Letter of Credit Obligations denominated in foreign currencies would exceed the Dollar Equivalent of $5,000,000, or
(iii) the conditions set forth in clauses (i) and (ii) of
Section 2.01(a) would not be satisfied; or
(c)  which has an expiration date after the Termination Date.
          SECTION 10.03. Conditions.

          In addition to being subject to the satisfaction of the
     conditions contained in Article III, the obligation of the
     Administrative Agent and the Foreign LC Issuer to issue any
     Letter of Credit is subject to the satisfaction in full of the following conditions:

               (a)  the Borrower shall have delivered to the
     Issuer at such times and in such manner as the Issuer may
     prescribe, a Letter of Credit Application Agreement and such other documents and materials as may be required pursuant to the terms thereof all satisfactory in form and substance to the Issuer and the terms of the proposed Letter of Credit
     shall be satisfactory in form and substance to the Issuer;

               (b)  as of the date of issuance no order, judgment
     or decree of any court, arbitrator or Authority shall
     purport by its terms to enjoin or restrain the Issuer from issuing the Letter of Credit and no law, rule or regulation applicable to the Issuer and no request or directive
     (whether or not having the force of law) from any Authority with jurisdiction over the Issuer shall prohibit or request that the Issuer refrain from the issuance of letters of
     credit generally or the issuance of that Letter of Credit;
     and

               (c)  after the issuance of the requested Letter of
     Credit, the conditions set forth in clauses (i) and (ii) of
     Section 2.01(a) shall be satisfied.

          SECTION 10.04. Issuance of Letters of Credit.

               (a)  Request for Issuance.  At least two Domestic
     Business Days before the effective date for any Letter of
     Credit, the Borrower shall give the Administrative Agent and the relevant Issuer a written notice containing the original signature of an authorized officer or employee of such
     Borrower.  Such notice shall be irrevocable and shall
     specify the original face amount of the Letter of Credit
     requested, the effective date (which day shall be a Domestic
     Business Day) of issuance of such requested Letter of
     Credit, the date on which such requested Letter of Credit is to expire, the amount of then outstanding Letter of Credit
     Obligations, the purpose for which such Letter of Credit is to be issued, whether such Letter of Credit may be drawn in single or partial draws, the person for whose benefit the
     requested Letter of Credit is to be issued, and, in the case of a Letter of Credit denominated in a foreign currency,
     such foreign currency, subject however, to the acceptance of such foreign currency by the Foreign LC Issuer.

               (b)  Issuance; Notice of Issuance.  If the
     conditions set forth in Section 10.03 are satisfied, the
     Issuer shall issue the requested Letter of Credit after
     notice thereof, along with a copy of such issued Letter of
     Credit, is given to the Administrative Agent.  The
     Administrative Agent shall give each Lender written or telex notice in substantially the form of Exhibit O (each, a
     "Letter of Credit Notice"), or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Letter of Credit and shall deliver to each Lender in connection
     with such notice a copy of the Letter of Credit issued by
     the Issuer.

               (c)  No Extension or Amendment.  No Issuer shall
     extend or amend any Letter of Credit if the issuance of a
     new Letter of Credit having the same terms as such Letter of
     Credit as so amended or extended would be prohibited by
     Section 10.02 or Section 10.03.

          SECTION 10.05. Reimbursement Obligations; Duties of the
     Issuer.

               (a)  Reimbursement.  Notwithstanding any
     provisions to the contrary in any Letter of Credit
     Application Agreement:

(i)  the Borrower shall reimburse the relevant Issuer for
drawings under a Letter of Credit issued by it no later than the earlier of (A) the time specified in such Letter of Credit
Application Agreement, or (B) 1 Domestic Business Day after the payment by the Issuer;
(ii) any Reimbursement Obligation with respect to any Letter of
Credit shall bear interest from the date of the relevant drawing under the pertinent Letter of Credit until the date of payment in full thereof at a rate per annum equal to (A) prior to the date that is 3 Domestic Business Days after the date of the related payment by the Issuer, the Base Rate and (B) thereafter, the
Default Rate; and
(iii)     in order to implement the foregoing, upon the
occurrence of a draw under any Letter of Credit, unless the
Issuer is reimbursed in accordance with Subsection (i) above, the
Borrower irrevocably authorizes the Administrative Agent to treat such nonpayment as a Notice of Borrowing in the amount of such
Reimbursement Obligation and to make Loans to Borrower in such amount (which amount shall be the Dollar Equivalent amount with respect to a Letter of Credit denominated in a foreign currency)
regardless of whether the conditions precedent to the making of
Loans hereunder have been met.  The Borrower further authorizes the Administrative Agent to credit the proceeds of such Loan so as to immediately eliminate the liability of the Borrower for
Reimbursement Obligations under such Letter of Credit.
               (b)  Duties of the Administrative Agent.  Any
     action taken or omitted to be taken by the relevant Issuer in connection with any Letter of Credit, if taken or omitted in the absence of willful misconduct or gross negligence,
     shall not put such Issuer under any resulting liability to any Lender, or assuming that the Issuer has complied with
     the procedures specified in Section 10.04 and such Lender
     has not given a notice contemplated by Section 10.06(a) that continues in full force and effect, relieve that Lender of its obligations hereunder to the Issuer.  In determining
     whether to pay under any Letter of Credit, the relevant
     Issuer shall have no obligation relative to the Lenders
     other than to confirm that any documents required to have
     been delivered under such Letter of Credit appear to comply on their face, with the requirements of such Letter of
     Credit.

          SECTION 10.06  Participations.

               (a)  Purchase of Participations.  Each Lender
     hereby irrevocably and unconditionally purchases and
     receives from each Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such
     Lender's ratable share of the aggregate Commitments, in each
     Letter of Credit outstanding on the date of this Agreement and issued under the terms of this Agreement hereafter;
     provided, that a Letter of Credit shall not be entitled to the benefits of this Section 10.06 if the relevant Issuer
     and the Administrative Agent shall have received written
     notice from any Lender on or before the Domestic Business
     Day immediately prior to the date of the issuance of such
     Letter of Credit that one or more of the conditions
     contained in Section 10.03 or Article III is not then
     satisfied, and, in the event the Administrative Agent and
     the relevant Issuer receives such a notice and determines
     that one or more of such conditions contained in
     Section 10.03 or Article III is not then satisfied, such
     Issuer shall have no further obligation to issue any Letter of Credit until such notice is withdrawn by that Lender or until the Required Lenders have effectively waived such
     condition in accordance with the provisions of this
     Agreement. The parties to this Agreement acknowledge and
     agree that all collateral security held by an Issuer or any other issuer of a Letter of Credit securing any of the
     Letter of Credit Obligations shall constitute collateral
     security for the ratable benefit of all the Lenders as risk participants hereunder.

               (b)  Sharing of Letter of Credit Payments.  In the
     event that any Issuer makes any payment under any Letter of
     Credit for which the Borrower shall not have repaid such
     amount to the Issuer pursuant to Section 10.07 or which
     cannot be paid by a Loan pursuant to Subsection (iii) of
     Section 10.05, the Issuer shall notify the Administrative
     Agent and the Administrative Agent shall promptly notify
     each Lender of such failure, and each Lender shall promptly and unconditionally pay to the relevant Issuer such Lender's ratable share of the Dollar Equivalent amount of such
     payment and in same day funds.  If the Administrative Agent so notifies such Lender prior to 10:00 A.M. (Atlanta,
     Georgia time) on any Domestic Business Day, such Lender
     shall make available to the relevant Issuer its ratable
     share of the amount of such payment on such Domestic
     Business Day in same day funds.  If and to the extent such
     Lender shall not have so made its ratable share of the
     amount of such payment available to the relevant Issuer,
     such Lender agrees to pay to such Issuer forthwith on demand such amount together with interest thereon, for each day
     from the date such payment was first due until the date such amount is paid to the Issuer at the Base Rate for the first
     3 days and thereafter at the Default Rate.  The failure of any Lender to make available to the Issuer its Commitment
     Share of any such payment shall neither relieve nor increase the obligation of any other Lender hereunder to make
     available to the relevant Issuer its ratable share of any
     payment on the date such payment is to be made.

               (c)  Sharing of Reimbursement Obligation Payments.
     Whenever an Issuer receives a payment on account of a
     Reimbursement Obligation, including any interest thereon, as to which the Issuer has received any payments from the
     Lenders pursuant to this Section 10.06, it shall promptly
     pay to each Lender which has funded its participating
     interest therein, in Dollars, an amount equal to such
     Lender's Commitment Share thereof.  Each such payment shall be made by the Issuer on the Domestic Business Day on which the funds are paid to such Person, if received prior to
     noon, 12:00 pm. (Atlanta, Georgia time), on such Domestic
     Business Day, and otherwise on the next succeeding Domestic
     Business Day.

               (d)  Documentation.  Upon the request of any
     Lender, the Issuers shall furnish to such Lender copies of any Letter of Credit, Letter of Credit Application Agreement
     and other documentation relating to Letters of Credit issued pursuant to this Agreement.

               (e)  Obligations Irrevocable.  The obligations of
     the Lenders to make payments to the Issuers with respect to a Letter of Credit shall be irrevocable, not subject to any qualification or exception whatsoever and shall be made in accordance with, but not subject to, the terms and
     conditions of this Agreement under all circumstances
     (assuming that the Issuer has issued such Letter of Credit in accordance with Section 10.04 and such Lender has not
     given a notice contemplated by Section 10.06(a) that
     continues in full force and effect), including, without
     limitation, any of the following circumstances:

(i)  any lack of validity or enforceability of this Agreement or any of the other Loan Documents;
(ii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of
Credit (or any Person for whom any such transferee may be
acting), the Administrative Agent, any Issuer, any Lender or any
other Person, whether in connection with this Agreement, any
Letter of Credit, the transactions contemplated herein or any unrelated transactions;
(iii)     any draft, certificate or any other document presented
under the Letter of Credit proves to be forged, fraudulent,
invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
(iv) the surrender or impairment of any security for the
performance or observance of any of the terms of any of the Loan
Documents;
(v)  payment by the Issuer under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
(vi) payment by the Issuer under any Letter of Credit against presentation of any draft or certificate that does not comply with the terms of such Letter of Credit, except payment resulting from the gross negligence or willful misconduct of the relevant
Issuer; or
(vii)     any other circumstances or happenings whatsoever,
whether or not similar to any of the foregoing, except
circumstances or happenings constituting or resulting from the gross negligence or willful misconduct of the relevant Issuer.
          SECTION 10.07  Payment of Reimbursement Obligations.

                    (a)  Payments to Relevant Issuer.  The Borrower agrees to pay to the relevant Issuer the amount of all Reimbursement Obligations, interest and other amounts payable to the relevant Issuer under or in connection with any Letter of Credit issued for such
                         Borrower's account immediately when due, irrespective of:

               (i)  any lack of validity or enforceability of
          this Agreement or any of the other Loan Documents;

               (ii)  the existence of any claim, set-off, defense
          or other right which the Borrower may have at any time
          against a beneficiary named in a Letter of Credit or
          any transferee of any Letter of Credit (or any Person
          for whom any such transferee may be acting), the
          Administrative Agent, any Issuer, any Lender or any
          other Person, whether in connection with this
          Agreement, any Letter of Credit, the transactions
          contemplated herein or any unrelated transactions;

               (iii)  any draft, certificate or any other
          document presented under the Letter of Credit proves to
          be forged, fraudulent, invalid or insufficient in any
          respect or any statement therein being untrue or
          inaccurate in any respect;

               (iv)  the surrender or impairment of any security
          for the performance or observance of any of the terms
          of any of the Loan Documents;

               (v)  payment by the relevant Issuer under any
          Letter of Credit proving to be forged, fraudulent,
          invalid or insufficient in any respect or any statement
          therein being untrue or inaccurate in any respect;

               (vi)  payment by the relevant Issuer under any
          Letter of Credit against presentation of any draft or
          certificate that does not comply with the terms of such
          Letter of Credit, except payment resulting from the
          gross negligence or willful misconduct of the relevant
          Issuer; or

               (vii)  any other circumstances or happenings
          whatsoever, whether or not similar to any of the
          foregoing, except circumstances or happenings
          constituting or resulting from the gross negligence or
          willful misconduct of the relevant Issuer.

                    (b)  Recovery or Avoidance of Payments.  In
     the event any payment by or on behalf of the Borrower
     received by an Issuer with respect to a Letter of Credit and distributed to the Lenders on account of their
     participations is thereafter set aside, avoided or recovered from the Issuer in connection with any receivership,
     liquidation or bankruptcy proceeding, each Lender that
     received such distribution shall, upon demand by the
     Administrative Agent or such Issuer, contribute such
     Lender's Commitment Share of the amount set aside, avoided or recovered together with interest at the rate required to be paid by the Administrative Agent or such Issuer upon the amount required to be repaid by it.

          SECTION 10.08. Compensation for Letters of Credit and
     Reporting Requirements.

                    (a)  Letter of Credit Fees.  The Borrower
     shall pay to the Administrative Agent with respect to each
     Letter of Credit issued hereunder a letter of credit fee
     ("Letter of Credit Fee") equal to 2.125% per annum of the
     face amount of such Letter of Credit, payable on the
     Domestic Business Day on which such Letter of Credit is
     issued.  Letter of Credit Fees payable hereunder shall be
     computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).  The Administrative Agent shall
     promptly remit such Letter of Credit Fees, when paid, to the
     Lenders in accordance with their ratable shares thereof.

                    (b)  Issuer Charges.  The Borrower shall pay
     to the relevant Issuer, solely for its own account, the
     standard charges assessed by such Issuer in connection with the issuance, administration, amendment and payment or
     cancellation of Letters of Credit issued hereunder, which
     charges shall be those typically charged by such Issuer to its customers generally having credit and other
     characteristics similar to the Borrower, as determined in
     good faith by such Issuer.

          SECTION 10.09. Indemnification; Exoneration.

                    (a)  Indemnification.  In addition to amounts
     payable as elsewhere provided in this Article X, the
     Borrower shall protect, indemnify, pay and save the
     Administrative Agent, each Issuer and each Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including
     reasonable attorneys' fees) which the Administrative Agent, any Issuer, or any Lender may incur or be subject to as a
     consequence of the issuance of any Letter of Credit for the
     Borrower's account other than as a result of its gross
     negligence or willful misconduct, as determined by a court of competent jurisdiction.

                    (b)  Assumption of Risk by Borrower.  As
     between the Borrower, the Administrative Agent, the Issuers, and the Lenders, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued for such Borrower's account by, the respective beneficiaries of such Letters of Credit.  In furtherance and not in
     limitation of the foregoing, the Administrative Agent, the
     Issuers and the Lenders shall not be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of
     Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or
     forged, (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or
     assign a Letter of Credit or the rights or benefits
     thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason,
     (iii) failure of the beneficiary of a Letter of Credit to
     comply duly with conditions required in order to draw upon such Letter of Credit, (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by
     mail, cable, telegraph, telex or otherwise, whether or not they be in cipher, for errors in interpretation of technical terms, (vi) any loss or delay in the transmission or
     otherwise of any document required in order to make a
     drawing under any Letter of Credit or of the proceeds
     thereof, (vii) the misapplication by the beneficiary of a
     Letter of Credit of the proceeds of any drawing under such
     Letter of Credit; and (viii) any consequences arising from causes beyond the control of the Administrative Agent, the
     Issuers and the Lenders.

                    (c)  Exoneration.  In furtherance and
     extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the
     Administrative Agent or any Issuer under or in connection
     with the Letters of Credit or any related certificates if
     taken or omitted in good faith and with reasonable care,
     shall not put the Administrative Agent, any Issuer, or any
     Lender under any resulting liability to the Borrower or
     relieve the Borrower of any of its obligations hereunder to any such Person.

          SECTION 10.10. Letters of Credit in Foreign Currencies.

               (a)  At any time the Administrative Agent may,
     and, upon the written request of any Lender after receipt of any Letter of Credit Notice the Administrative Agent will, calculate the Dollar Equivalent of each Letter of Credit
     denominated in a foreign currency, and in the event that, as a result of such calculation, the Dollar Equivalent of all
     Letters of Credit denominated in a foreign currency
     outstanding exceeds $5,000,000, then, upon request by the
     Administrative Agent, the Borrower shall immediately repay the Loans in an amount equal to such excess.

               (b)  If the Borrower is unable for any reason to
     effect payment in a foreign currency with respect to any
     Letter of Credit denominated in a foreign currency as
     required by this Agreement or any Letter of Credit
     Application Agreement, the Foreign LC Issuer may, through
     the Administrative Agent, require such payment to be made in
     Dollars in the Dollar Equivalent amount of such payment.  In any case in which the Borrower shall make such payment in
     Dollars, the Borrower agrees to hold the Foreign LC Issuer and each Lender harmless from any loss incurred by the
     Foreign LC Issuer and such Lender arising from any change in the value of Dollars in relation to such foreign currency
     between the date such payment became due and the date of
     payment thereof.

               (c)  If for the purpose of obtaining judgment in
     any court or enforcing any such judgment it is necessary to convert any amount due in any foreign currency into any
     other currency, the rate of exchange used shall be the
     Administrative Agent's spot rate of exchange for the
     purchase of the foreign currency with such other currency at the close of business on the Euro-Dollar Business Day
     preceding the date on which judgment is given or any order for payment is made. The obligation of the Borrower in
     respect of any amount due from it hereunder shall,
     notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due hereunder or under any
     judgment or order in any other currency or otherwise be
     discharged only to the extent that on the Euro-Dollar
     Business Day following receipt by the Administrative Agent of any payment in a currency other than the relevant foreign currency the Administrative Agent is able (in accordance
     with normal lending procedures) to purchase the relevant
     foreign currency with such other currency.  If the amount of the relevant foreign currency that the Administrative Agent is able to purchase with such other currency is less than
     the amount due in the relevant foreign currency,
     notwithstanding any judgment or order, the Borrower shall
     indemnify the Foreign LC Issuer and each Lender for the
     shortfall.

     (r)  The parties hereto agree that after the date of this
          Amendment, the Borrower may not request any Money Market Loans.

(s)  Exhibits A-3 and O attached hereto, and Schedule 1.01
attached hereto are hereby attached to the Credit Agreement as
Exhibit A-3, O and Schedule 1.01, respectively.
3.   Restatement of Representations and Warranties.  The Borrower
     hereby restates and renews each and every representation and warranty heretofore made by it in the Credit Agreement and the other Loan Documents as fully as if made on the date hereof
     (except that to the extent such representation or warranty is expressly made as of a prior date) and with specific reference to this First Amendment and all other loan documents executed and/or delivered in connection herewith.

4.   Effect of Amendment.  Except as set forth expressly
hereinabove, all terms of the Credit Agreement and the other Loan
Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding and enforceable obligations of the Borrower.  The amendments contained herein shall be deemed to have prospective application only, unless otherwise
specifically stated herein.
5.   Ratification.  The Borrower hereby restates, ratifies and
reaffirms each and every term, covenant and condition set forth in the Credit Agreement and the other Loan Documents effective as of the date hereof.
6.   Counterparts.  This First Amendment may be executed in any number of counterparts via facsimile transmission and by
different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.
7.   Section References.  Section titles and references used in this First Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the
agreements among the parties hereto evidenced hereby.
8.   No Default.  To induce the Administrative Agent and the
Lenders to enter into this First Amendment and to continue to make advances pursuant to the Credit Agreement, the Borrower hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists (i) no
Default or Event of Default and (ii) no right of offset, defense, counterclaim, claim or objection in favor of the Borrower arising out of or with respect to any of the Loans or other obligations of the Borrower owed to the Lenders under the Credit Agreement.
9.   Further Assurances.  The Borrower agrees to take such
further actions as the Administrative Agent shall reasonably request in connection herewith to evidence the amendments herein contained.
10.  Governing Law.  This First Amendment shall be governed by and construed and interpreted in accordance with, the laws of the
State of Georgia.
11.  Conditions Precedent.  This First Amendment shall become effective only upon execution and delivery (i) of this First
Amendment by each of the parties hereto, (ii) of the Consent and
Reaffirmation of Guarantors at the end hereof by each of the
Guarantors, and (iii) payment to the Administrative Agent, for the ratable benefit of all the Lenders party to this First
Amendment, in immediately available funds a fully earned and non-
refundable amendment fee equal to 0.10% times the aggregate
Commitments.
     IN WITNESS WHEREOF, the Borrower, the Administrative Agent
and each of the Lenders has caused this First Amendment to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.

                     AIRBORNE, INC.   (SEAL)

                     By:  /s/Lanny H. Michael
                          Lanny H. Michael, SVP & CFO

                     WACHOVIA BANK, N.A., as Administrative Agent
                      and as a Lender     (SEAL)

                     By:   /s/Howard Kim
                           Title: Senior Vice President

                     NATIONAL CITY BANK (SEAL)

                     By:   /s/Jeffrey L. Hawthorne
                           Title: Jeffrey L. Hawthorne
         Senior Vice President

                     THE BANK OF TOKYO-MITSUBISHI, LTD.
                     SEATTLE BRANCH     (SEAL)

                     By:   /s/Tomoe Hiraiwa
                           Tomoe Hiraiwa, Deputy General Manager

                     BANK OF AMERICA, N.A.     (SEAL)

                     By:   /s/R. Guy Stapleton
                           Title: R. Guy Stapleton
         Managing Director

                     US BANK     (SEAL)

                     By:   /s/James R. Farmer
                           Title: Vice President

                     THE BANK OF NEW YORK          (SEAL)

                     By:   /s/Elizabeth T. Ying
                           Title: Elizabeth T. Ying
         Vice President

                     ABN-AMRO BANK N.V.     (SEAL)

                     By:   /s/Laurie D. Flom
                           Title: Laurie D. Flom
         Senior Vice President

                     THE INDUSTRIAL BANK OF JAPAN, LIMITED  (SEAL)

                     By:   /s/Vicente L. Timiraos
                           Title: Vicente L. Timiraos
         Joint General Manager

             CONSENT AND REAFFIRMATION OF GUARANTORS

     Each of the undersigned (i) acknowledges receipt of the
foregoing First Amendment to Credit Agreement (the "First
Amendment"), (ii) consents to the execution and delivery of the
First Amendment by the parties thereto and (iii) reaffirms all of its obligations and covenants under the Guaranty Agreement dated as of July 27, 2000 executed by it, and agrees that none of such obligations and covenants shall be affected by the execution and delivery of the First Amendment.  This Consent and Reaffirmation
may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

                                AIRBORNE EXPRESS, INC.

                                By:      /s/Lanny H. Michael
                                         Title: SVP & CFO  (SEAL)

                                ABX AIR, INC.

                                By:      /s/Joe Hete
                                         Title: President & COO (SEAL)

                                SKY COURIER, INC.

                                By:      /s/Lanny H. Michael
                                         Title: Treasurer  (SEAL)

                                AIRBORNE FTZ, INC.

                                By:      /s/Joe Hete
                                         Title: Vice President (SEAL)

                                WILMINGTON AIR PARK, INC.

                                By:      /s/Joe Hete
                                         Title: Vice President (SEAL)

                           EXHIBIT A-3

                         SWING LOAN NOTE
                                                 Atlanta, Georgia
                                                  April 20, 2001

     For value received, AIRBORNE, INC. corporation (the
"Borrower"), promises to pay to the order of WACHOVIA BANK, N.A., a national banking association (the "Lender"), for the account of its Lending Office, the principal sum of FIFTEEN MILLION and
No/100 DOLLARS ($15,000,000), or such lesser amount as shall equal the unpaid principal amount of each Swing Loan made by the
Lender to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit
Agreement.  The Borrower promises to pay interest on the unpaid principal amount of this Swing Loan Note at the rate provided for
Base Rate Loans on the dates provided for in the Credit
Agreement.  Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement.  All such payments of principal and interest shall be made in lawful money of the United States in
Federal or other immediately available funds at the office of
Wachovia Bank, N.A., 191 Peachtree Street, N.E., Atlanta, Georgia
30303-1757, or such other address as may be specified from time to time pursuant to the Credit Agreement.

     All Swing Loans made by the Lender, the respective
maturities thereof, and all repayments of the principal thereof shall be recorded by the Lender and, prior to any transfer
hereof, endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

     This Swing Loan Note is the Swing Loan Note referred to in the Credit Agreement dated as of July 27, 2000, among the
Borrower, the Lenders listed on the signature pages thereof and
Wachovia Bank, N.A., as Administrative Agent (as the same may be amended and modified from time to time, the "Credit Agreement").
Terms defined in the Credit Agreement are used herein with the same meanings.  Reference is made to the Credit Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof.

     IN WITNESS WHEREOF, the Borrower has caused this Swing Loan
Note to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.

          AIRBORNE, INC.   (SEAL)

          By:  /s/Lanny H. Michael
               Lanny H. Michael, SVP & CFO

                   Swing Loan Note (continued)

                 LOANS AND PAYMENTS OF PRINCIPAL

  Date      Amount of      Amount of     Maturity      Notation
               Loan        Principal       Date        Made By
                            Repaid

                            EXHIBIT O

                 FORM OF LETTER OF CREDIT NOTICE

     TO:  The Lenders parties to the Credit Agreement, dated as of July 27, 2000, (as amended, the "Credit Agreement"), among
Airborne, Inc., such Lenders and Wachovia Bank, N.A., as
Administrative Agent (the "Administrative Agent").

     Pursuant to Section 10.04(b) of the Credit Agreement, the
Administrative Agent hereby notifies the Lenders that
_______________________, as Issuer, has issued the following
Letters of Credit pursuant to Article X of the Credit Agreement:

Number   Face          Date of        Beneficiary   Purpose
        Amount   Issuance/Expiration
          and
        Foreign
        Currency

     A copy of each of the Letters of Credit listed above has
been attached hereto.

     Unless otherwise defined herein, terms defined in the Credit
Agreement shall have the same meaning in this notice.

     Date:  ______________, ____.

                                WACHOVIA BANK, N.A., as
                                Administrative Agent

                                By:
                                        Name:
                                        Title:
                                SCHEDULE 1.01

                                [LIST OF EXISTING LETTERS OF
                                CREDIT]